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                           [COMMONWEALTH ANNUITY LOGO]
                            Commonwealth Annuity and
                             Life Insurance Company
                             a Goldman Sachs Company

               132 Turnpike Road, Suite 210, Southborough, MA 01772

               GUARANTEED LIFETIME WITHDRAWAL BENEFIT (GLWB) RIDER
                                GLWB PLUS FOR TWO

This Rider is attached to and made a part of the Contract as of the Date of Issue. Terms not defined in this Rider have the meaning given to them in the Contract. In the event of any conflict between the terms of this Rider and the terms of the Contract, the terms of this Rider shall prevail over the terms of the Contract.

                                   DEFINITIONS

COVERED PERSONS ARE:

     - The persons whose lives we use to determine the Lifetime Income Date and the duration of the monthly Settlement Payments on and after the Benefit Phase Start Date (if such date occurs on or after the Lifetime Income Date) or the Maximum Annuity Date (if you elect the GLWB Rider annuitization option on the Maximum Annuity Date). The Rider's benefits are based on the lives of the Covered Persons.

MAXIMUM ANNUITY DATE means:

     - As set forth on the Contract Schedule, the latest Valuation Date on which annuity payments may commence.

GUARANTEED WITHDRAWAL BALANCE means:

     - The total amount we guarantee to be available to you (or your Beneficiary after your death) as Non-Excess Withdrawals or as monthly Settlement Payments if you meet the Rider's conditions.

     - On the Date of Issue, the initial Guaranteed Withdrawal Balance is equal to your initial Purchase Payment (less any premium taxes and not including the corresponding PPB).

GUARANTEED WITHDRAWAL AMOUNT means:

     - The ANNUAL amount we guarantee to make available for Non-Excess Withdrawals each Contract Year prior to the Lifetime Income Date or to pay in monthly installments as Settlement Payments on and after the Benefit Phase Start Date (if such date occurs before the Lifetime Income Date), until the Guaranteed Withdrawal Balance is reduced to zero.

     - On the Date of Issue, the initial Guaranteed Withdrawal Amount is equal to 5% of the initial Guaranteed Withdrawal Balance.

LIFETIME INCOME BASE means:

     - The amount that is used to determine the Lifetime Income Amount on and after the Lifetime Income Date and the charge for the GLWB Rider.

     - On the Date of Issue, the initial Lifetime Income Base is equal to your initial Purchase Payment (less any premium taxes and not including the corresponding PPB).

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LIFETIME INCOME AMOUNT means:

     - The ANNUAL amount we guarantee to make available for Non-Excess Withdrawals each Contract Year on and after the Lifetime Income Date or to pay in monthly installments as Settlement Payments on and after the Benefit Phase Start Date (if such date occurs on or after the Lifetime Income Date) or the Maximum Annuity Date (if you elect the GLWB Rider annuitization option on the Maximum Annuity Date), while a Covered Person is living or until the Guaranteed Withdrawal Balance is reduced to zero, if later.

     - On the Lifetime Income Date, the initial Lifetime Income Amount is equal to 5% of your Lifetime Income Base on that date (subject to a maximum of $250,000). We do not calculate the Lifetime Income Amount prior to the Lifetime Income Date.

LIFETIME INCOME DATE means:

     - The Contract Anniversary on or after the older Covered Person reaches age 65, or the Date of Issue if the older Covered Person is age 65 or older at the time of purchase of the Contract. If the older Covered Person dies before the Lifetime Income Date and the surviving Covered Person chooses to continue the Contract, we will use the life of the surviving Covered Person to redetermine the Lifetime Income Date.

GROSS WITHDRAWAL means:

     - The amount of a partial or full withdrawal from the Contract. This amount will be subject to any withdrawal charges, premium taxes, federal and state income taxes and penalty taxes, and, in the case of a full surrender, the contract fee and a pro rata portion of the GLWB Rider charge, as applicable.

NON-EXCESS WITHDRAWAL means a Gross Withdrawal that:

     - does NOT cause total Gross Withdrawals during a Contract Year beginning PRIOR TO the Lifetime Income Date to exceed the Guaranteed Withdrawal Amount; or

     - does NOT cause total Gross Withdrawals during a Contract Year beginning ON OR AFTER the Lifetime Income Date to exceed the Lifetime Income Amount; or

     - is taken under a "life expectancy" program established by us if no Gross Withdrawals are taken that are not part of the program. Any Gross Withdrawals that are taken that are not part of the program and any future "life expectancy" program withdrawals that are taken during that Contract Year may be considered Excess Withdrawals.

EXCESS WITHDRAWAL means a Gross Withdrawal that:

     - causes total Gross Withdrawals during a Contract Year beginning PRIOR TO the Lifetime Income Date to exceed the Guaranteed Withdrawal Amount (or if such total withdrawals have already exceeded the Guaranteed Withdrawal Amount); or

     - causes total Gross Withdrawals during a Contract Year beginning ON OR AFTER the Lifetime Income Date to exceed the Lifetime Income Amount (or if such total withdrawals have already exceeded the Lifetime Income Amount).

     - Note: If Gross Withdrawals are currently being taken under a "life expectancy" program established by us, any Gross Withdrawals that are taken that are not part of the program and any future "life expectancy" program withdrawals that are taken during that Contract Year may be considered Excess Withdrawals.

SETTLEMENT PAYMENTS mean:

     - Payments we make to you on and after the Benefit Phase Start Date or the Maximum Annuity Date (if you elect the GLWB Rider annuitization option on the Maximum Annuity Date). These payments may be subject to premium taxes as well as federal and state income taxes and penalty taxes.

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BENEFIT PHASE occurs:

     -    when the Contract Value is reduced to zero due to:

          -    a Non-Excess Withdrawal; OR

          -    poor market performance; OR

          - the assessment of Contract fees and charges, including the GLWB Rider charge

     - AND either the Guaranteed Withdrawal Balance or the Lifetime Income Amount immediately after any of the above occurs is greater than zero.

STEP-UP means:

     - An increase in the Lifetime Income Base on certain anniversary dates due to positive market performance as reflected in your Contract Value.

BONUS means:

     - An increase in the Lifetime Income Base if you do not take withdrawals during a specified period of time.

COVERED PERSONS

You and your spouse will be the Covered Persons whose lives we use to determine the Lifetime Income Date and the duration of the monthly Settlement Payments on and after the Benefit Phase Start Date (if such date occurs on or after the Lifetime Income Date) or the Maximum Annuity Date (if you elect the GLWB Rider annuitization option on the Maximum Annuity Date).

We determine the Covered Persons at the time you elect the Rider. A Covered Person cannot be added or changed after the Date of Issue.

NAMING OF OWNERS, ANNUITANTS, AND BENEFICIARIES

Unless the sole Owner is a non-natural person, the Owner and Annuitant must be the same individual (additional Annuitants are not permitted), and if your Contract has joint Owners, each Owner must be an Annuitant. If the Owner is a non-natural person, we will treat each Annuitant as an Owner under the GLWB Rider, and all Owner provisions and restrictions apply to such Annuitants.

You cannot change or add any Owner, joint Owner, Annuitant, or joint Annuitant, unless such change is permitted by us in connection with death or divorce. You also cannot change or add any Beneficiary, unless such change is permitted by us in connection with death or divorce.

To elect this GLWB Plus For Two Rider, you must have a spouse on the Date of Issue. For Qualified Contracts, under the Code only one spouse may be named as the sole Owner. The other spouse must be named as the sole Beneficiary. The Covered Persons will be the sole Owner and the sole Beneficiary

For Non-Qualified Contracts, you must choose one of the following options:

     1. one spouse is named as the sole Owner and the other spouse must be named as the sole Beneficiary. The Covered Persons will be the sole Owner and the sole Beneficiary

          OR:

     2. both spouses are named as joint Owners and Beneficiaries and the Covered Persons will be both Owners.

A spouse must qualify as a "spouse" under the Code.

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INVESTMENT OPTION RESTRICTIONS

Under this Rider, you may only allocate your Purchase Payments and transfer your Contract Value among the Investment Options set forth on the application or pursuant to any later notice we provide to you. You may not allocate Purchase Payments or transfer Contract Value to the Fixed Account. We reserve the right to impose additional restrictions on Investment Options at any time.

GLWB RIDER CHARGE

We assess an additional monthly charge for this Rider that we deduct from your Contract Value on each Monthiversary as a percentage of the Lifetime Income Base on that Monthiversary. On the Date of Issue, this percentage is the Current GLWB Rider Charge, as set forth on the GLWB Rider Schedule.

We reserve the right to increase the GLWB Rider charge on the effective date of each Step-Up. We guarantee, however, that the monthly GLWB Rider charge will never exceed the Maximum GLWB Rider Charge, as set forth on the GLWB Rider Schedule, of the Lifetime Income Base on each Monthiversary. If we decide to increase the GLWB Rider charge at the time of a Step-Up, then you will receive advance notice and be given the opportunity of no less than 30 days to decline the automatic Step-Up by notifying us at our Service Center in writing.

We will deduct a pro rata share of the monthly GLWB Rider charge from the amount otherwise due:

     1. If you take an Excess Withdrawal on any date other than a Monthiversary and such withdrawal reduces the Contract Value to zero.

     2.   On the Annuity Date.

     3.   Upon surrender of the Contract.

All charges for the GLWB Rider will cease upon termination.

When we deduct the charge for the GLWB Rider, we will reduce Purchase Payments and PPBs (and earnings attributable to those Purchase Payments and PPBs) in the chronological order in which they were received.

PREMIUM TAXES

If we pay state premium taxes, we may reduce each Gross Withdrawal you make and/or each monthly Settlement Payment we pay by the premium tax percentage multiplied by the amount of each payment until we have recovered an amount equal to the premium tax that we paid. In no case will we deduct a total of more than the premium tax that we paid.

GUARANTEED AMOUNTS

THE GUARANTEED WITHDRAWAL BALANCE. -- On the Date of Issue, the initial Guaranteed Withdrawal Balance is equal to your initial Purchase Payment (less any premium taxes and not including the corresponding PPB). Your Guaranteed Withdrawal Balance can never be more than $5 million. Your Guaranteed Withdrawal Balance will never be less than zero.

THE LIFETIME INCOME BASE. -- On the Date of Issue, the initial Lifetime Income Base is equal to your initial Purchase Payment (less any premium taxes and not including the corresponding PPB). The amount of the GLWB Rider charge and the Lifetime Income Amount will increase if the Lifetime Income Base increases. Your Lifetime Income Base can never be more than $5 million. Your Lifetime Income Base will never be less than zero.

THE GUARANTEED WITHDRAWAL AMOUNT. -- On the Date of Issue, the initial Guaranteed Withdrawal Amount is equal to 5% of the initial Guaranteed Withdrawal Balance. Your Guaranteed Withdrawal Amount can never be more than $250,000.

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THE LIFETIME INCOME AMOUNT.-- On the Lifetime Income Date, the initial Lifetime
Income Amount is equal to 5% of your Lifetime Income Base on that date. We do not calculate the Lifetime Income Amount prior to the Lifetime Income Date. Your Lifetime Income Amount can never be more than $250,000. If you take any withdrawals prior to the Lifetime Income Date, the initial amount of the Lifetime Income Amount may be less than the previously available Guaranteed Withdrawal Amount.

TAKING WITHDRAWALS

We reserve the right to assess a withdrawal charge on Non-Excess Withdrawals. We will assess a withdrawal charge on Excess Withdrawals if such withdrawals would otherwise be subject to a withdrawal charge. All withdrawals, including Non-Excess Withdrawals and Excess Withdrawals, will reduce the remaining Free Withdrawal Amount in any Contract Year.

All withdrawals, including Non-Excess Withdrawals and Excess Withdrawals, reduce your Contract Value and death benefit. Federal and state income taxes may apply, as well as a 10% federal penalty tax if a withdrawal occurs before the Owner(s) reach(es) age 59 1/2.

NON-EXCESS WITHDRAWALS

IF:                         THEN:
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You take a Non-Excess       1.   We will decrease the Guaranteed Withdrawal
Withdrawal prior to the          Balance by the amount of the withdrawal
Lifetime Income Date:
                            2.   We will decrease the Lifetime Income Base to
                                 equal the GREATER of:

                                 a. the Lifetime Income Base immediately prior to the withdrawal minus the amount of the withdrawal; OR

                                 b. the Lifetime Income Base immediately prior to the withdrawal multiplied by the Proportional Reduction Factor.

                            3. Your Guaranteed Withdrawal Amount will not change.

                            THE PROPORTIONAL REDUCTION FACTOR IS EQUAL TO YOUR CONTRACT VALUE AFTER THE WITHDRAWAL DIVIDED BY YOUR CONTRACT VALUE IMMEDIATELY PRIOR THE WITHDRAWAL.

IF:                         THEN:
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You take a Non-Excess       1.   We will decrease the Guaranteed Withdrawal
Withdrawal on or after           Balance by the amount of the withdrawal
the Lifetime Income Date:
                            2.   Your Lifetime Income Base will not change.

                            3.   Your Lifetime Income Amount will not change.

The Lifetime Income Amount may be less than the Guaranteed Withdrawal Amount previously available if you take ANY withdrawals before your Lifetime Income Date.

If you choose to receive only a part of, or none of, your Guaranteed Withdrawal Amount or Lifetime Income Amount, as applicable, in any given Contract Year, annual Non-Excess Withdrawals are not cumulative. You cannot carry over any unused Non-Excess Withdrawals to any future Contract Years.

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EXCESS WITHDRAWALS

IF:                         THEN:
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You take an Excess          1.   We will decrease the Guaranteed Withdrawal
Withdrawal prior to the          Balance to equal the LESSER of:
Lifetime Income Date:
                                 a.   the Guaranteed Withdrawal Balance
                                      immediately prior to the withdrawal minus the amount of the withdrawal; OR

                                 b.   the Guaranteed Withdrawal Balance
                                      immediately prior to the withdrawal
                                      multiplied by the Proportional Reduction
                                      Factor.

                            2. We will decrease the Guaranteed Withdrawal Amount to equal the Guaranteed Withdrawal Amount immediately prior to the withdrawal multiplied by the Proportional Reduction Factor.

                            3. We will decrease the Lifetime Income Base to equal the Lifetime Income Base immediately prior to the withdrawal multiplied by the Proportional Reduction Factor.

                            THE PROPORTIONAL REDUCTION FACTOR IS EQUAL TO YOUR CONTRACT VALUE AFTER THE WITHDRAWAL DIVIDED BY YOUR CONTRACT VALUE IMMEDIATELY PRIOR THE WITHDRAWAL.

IF:                         THEN:
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You take an Excess          1.   We will decrease the Guaranteed Withdrawal
Withdrawal on or after           Balance to equal the LESSER of:
the Lifetime Income Date:
                                 a.   the Guaranteed Withdrawal Balance
                                      immediately prior to the withdrawal minus the amount of the withdrawal; OR

                                 b.   the Guaranteed Withdrawal Balance
                                      immediately prior to the withdrawal
                                      multiplied by the Proportional Reduction
                                      Factor.

                            2. We will decrease the Lifetime Income Base to equal the Lifetime Income Base immediately prior to the withdrawal multiplied by the Proportional Reduction Factor.

                            3. We will decrease the Lifetime Income Amount to equal 5% of the new Lifetime Income Base.

                            THE PROPORTIONAL REDUCTION FACTOR IS EQUAL TO YOUR CONTRACT VALUE AFTER THE WITHDRAWAL DIVIDED BY YOUR CONTRACT VALUE IMMEDIATELY PRIOR THE WITHDRAWAL.

Excess Withdrawals could reduce your Guaranteed Withdrawal Balance and Lifetime Income Base by substantially more than the actual amount of the withdrawal. This means that the amount of total Gross Withdrawals you make and/or monthly Settlement Payments you receive under the Rider could be less than the total of your Purchase Payments (less any premium taxes and not including corresponding
PPBs).

Excess Withdrawals may reduce or even eliminate your future Guaranteed Withdrawal Amount and future Lifetime Income Amount.

We will surrender your Contract, and you will lose the guarantees provided by the GLWB Rider, if your Contract Value is reduced to zero due to Excess Withdrawals. You will not receive any further benefits under the GLWB Rider.

MAKING ADDITIONAL PURCHASE PAYMENTS

You may make additional Purchase Payments at any time prior to the earlier of the Benefit Phase Start Date or the Maximum GLWB Rider Purchase Payment Date, as set forth on the GLWB Rider Schedule, subject to the limitations discussed below.

PURCHASE PAYMENTS PRIOR TO THE LIFETIME INCOME DATE. -- If we receive a Purchase Payment prior to the Lifetime Income Date, we will increase the Guaranteed Withdrawal Balance and the Lifetime Income Base by the amount of the Purchase Payment (less any premium taxes and not including the corresponding PPB) (subject to a maximum limit of $5 million).

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We also will recalculate the Guaranteed Withdrawal Amount to equal the greater of:

     - the Guaranteed Withdrawal Amount immediately before the Purchase Payment; or

     - 5% of the Guaranteed Withdrawal Balance immediately after the Purchase Payment.

PURCHASE PAYMENTS ON OR AFTER THE LIFETIME INCOME DATE. -- If we receive a Purchase Payment on or after the Lifetime Income Date, we will increase the Guaranteed Withdrawal Balance and the Lifetime Income Base by the amount of the Purchase Payment (less any premium taxes and not including the corresponding
PPB) (subject to a maximum limit of $5 million).

On and after the Lifetime Income Date, we will increase the Lifetime Income Amount every time we increase the Lifetime Income Base due to our receipt of a Purchase Payment. The new Lifetime Income Amount will equal 5% of the new Lifetime Income Base following the Purchase Payment.

PURCHASE PAYMENT LIMITATIONS. -- We apply the following limits on Purchase
Payments:

     - We reserve the right to refuse to accept additional Purchase Payments at any time.

     - You must obtain our prior approval if your Contract Value immediately following an additional Purchase Payment would exceed $1,000,000. We will aggregate multiple Contracts you own for purposes of the $1,000,000 limitation.

     - We will not accept an additional Purchase Payment on or after the first Contract Anniversary without our prior approval if the total of your Purchase Payments on and after the first Contract Anniversary would exceed $100,000. If you own a Qualified Contract, we will waive our requirement for prior approval of any Purchase Payments made in connection with a systematic investment program approved by us. We will aggregate multiple Contracts you own for purposes of the $100,000 limitation.

All other limitations on Purchase Payments, as set forth in "Purchase Payments" also apply. We reserve the right to impose additional limitations on Purchase Payments at any time. We do not include PPBs credited to your Contract Value when calculating any of these limits.

BONUS

A Bonus is available for a limited time (the "Bonus Period"), as set forth on the GLWB Rider Schedule. The Bonus is an incentive for you to defer taking withdrawals until after the Bonus Period.

If you have never taken a withdrawal, we will increase the Lifetime Income Base by a Bonus on each Contract Anniversary during the Bonus Period (subject to the maximum Lifetime Income Base limit of $5 million). Each time you qualify for a Bonus, we will increase the Lifetime Income Base by an amount equal to the GLWB Rider Bonus Percentage, as set forth on the GLWB Rider Schedule, multiplied by total Purchase Payments (less any premium taxes and not including corresponding
PPBs).

On and after the Lifetime Income Date, we will increase the Lifetime Income Amount every time we increase the Lifetime Income Base due to a Bonus. The new Lifetime Income Amount will equal 5% of the new Lifetime Income Base after the Bonus.

We will apply any Bonus before we determine if a Step-Up applies on any Contract Anniversary.

Once you take a withdrawal, we will not apply any future Bonuses to the Lifetime Income Base.

A Bonus increases the Lifetime Income Base, but it is not available in cash and has no effect on your Contract Value.

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STEP-UP

If your Contract Value on any "Step-Up Date" during the "Step-Up Period" is greater than the Lifetime Income Base on that date, we will automatically increase your Lifetime Income Base to equal the Contract Value (subject to the maximum Lifetime Income Base limit of $5 million).

On and after the Lifetime Income Date, we will increase the Lifetime Income Amount every time we increase the Lifetime Income Base due to a Step-Up. The new Lifetime Income Amount will equal 5% of the new Lifetime Income Base following the Step-Up.

We will apply any Bonus before we determine if a Step-Up applies on any Contract Anniversary.

STEP-UP PERIOD. -- The Step-Up Period begins on the Date of Issue and ends on the Contract Anniversary immediately following the Contract Year in which the older original Covered Person reaches the Maximum GLWB Rider Step-Up Age, as set forth on the GLWB Rider Schedule. NO STEP-UPS WILL OCCUR AFTER THE END OF THE STEP-UP PERIOD.

STEP-UP DATES. -- During the Step-Up Period, we schedule the Step-Up Dates for the 3rd, 6th, and 9th Contract Anniversary after the Date of Issue and every Contract Anniversary thereafter (e.g., the 10th, 11th, 12th, etc.) while the GLWB Rider is in effect, and on the Lifetime Income Date.

INCREASE IN GLWB RIDER CHARGE -- If we Step-Up the Lifetime Income Base, we reserve the right to increase the monthly GLWB Rider charge up to the Maximum GLWB Rider Charge, as set forth on the GLWB Rider Schedule, of the Lifetime Income Base on each Monthiversary. If we decide to increase the GLWB Rider charge at the time of a Step-Up, you will receive advance notice and be given the opportunity of no less than 30 days to decline the automatic Step-Up by notifying us at our Service Center in writing.

If you decline an automatic Step-Up, you will have the option to elect to Step-Up the Lifetime Income Base within 30 days of subsequent Step-Up Dates by submitting a written request to our Service Center. If you decide to Step-Up the Lifetime Income Base, we will thereafter resume automatic Step-Ups.

BENEFIT PHASE

The Contract enters the Benefit Phase if:

     -    the Contract Value is reduced to zero due to:

          -    a Non-Excess Withdrawal; OR

          -    poor market performance; OR

          - the assessment of Contract fees and charges, including the GLWB Rider charge

     - AND either the Guaranteed Withdrawal Balance or the Lifetime Income Amount immediately after any of the above occurs is greater than zero.

The date the Contract enters the Benefit Phase is called the Benefit Phase Start Date.

The Contract will only be eligible to enter the Benefit Phase if:

     -    both Covered Persons live until the Benefit Phase Start Date; or

     - a Covered Person who is not an Owner dies and the surviving Covered Person lives until the Benefit Phase Start Date; or

     - the Contract is continued after the death of an Owner and the surviving Covered Person then lives until the Benefit Phase Start Date.

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On the Benefit Phase Start Date, we will terminate the GLWB Rider and all other rights and benefits under the Contract, including death benefits and any additional riders. We will not accept additional Purchase Payments and we will not deduct the GLWB Rider charge after the Benefit Phase Start Date.

During the Benefit Phase, we will pay you monthly Settlement Payments. Total monthly Settlement Payments received in the Benefit Phase (by you or your Beneficiary) will not be less than the Guaranteed Withdrawal Balance on the Benefit Phase Start Date, unless your Beneficiary chooses to commute any remaining monthly Settlement Payments on the death of the last surviving Covered Person.

If the Benefit Phase Start Date occurs before the Lifetime Income Date, monthly Settlement Payments will continue until the Guaranteed Withdrawal Balance is reduced to zero. You may receive as few as one monthly Settlement Payment if the Guaranteed Withdrawal Balance is reduced to zero after the first monthly Settlement Payment. If the Benefit Phase Start Date occurs on or after the Lifetime Income Date, monthly Settlement Payments will continue while a Covered Person is living or until the Guaranteed Withdrawal Balance is reduced to zero, if later. You may receive as few as one monthly Settlement Payment if the Guaranteed Withdrawal Balance is equal to zero on the Benefit Phase Start Date (or is reduced to zero after the first monthly Settlement Payment) and the last surviving Covered Person dies before the next monthly Settlement Payment.

Changes to Owners and Beneficiaries on and after the Benefit Period Start Date are subject to the same restrictions that would apply if the Contract entered the Annuity Period.

IF THE BENEFIT PHASE START DATE OCCURS BEFORE THE LIFETIME INCOME DATE:

     If the Guaranteed Withdrawal Balance on the Benefit Phase Start Date is less than or equal to $2,000:

     - The first and only Settlement Payment that we will pay you on the Benefit Phase Start Date will be equal to the Guaranteed Withdrawal Balance.

     If the Guaranteed Withdrawal Balance on the Benefit Phase Start Date is greater than $2,000:

     - The first monthly Settlement Payment that we will pay you on the Benefit Phase Start Date will be equal to the lesser of:

          - the Guaranteed Withdrawal Amount minus total Gross Withdrawals taken during the current Contract Year (but in no event less than zero) plus the Guaranteed Withdrawal Amount divided by twelve; or

          -    the Guaranteed Withdrawal Balance.

     - We will decrease the Guaranteed Withdrawal Balance by the amount of the first monthly Settlement Payment. If the Guaranteed Withdrawal Balance following the first monthly Settlement Payment is greater than zero, we will pay you recurring monthly Settlement Payments (beginning one month after the Benefit Phase Start Date) equal to the Guaranteed Withdrawal Amount divided by twelve, and we will reduce the Guaranteed Withdrawal Balance by the amount of each payment until the Guaranteed Withdrawal Balance is equal to zero. If the last surviving Covered Person dies and the Guaranteed Withdrawal Balance has not been reduced to zero, monthly Settlement Payments will continue to the Beneficiary until the Guaranteed Withdrawal Balance is reduced to zero. The last monthly Settlement Payment may be less than the remaining Guaranteed Withdrawal Amount divided by twelve.

     - If you die, the Beneficiary may commute any remaining monthly Settlement Payments at an interest rate of 5%.

IF THE BENEFIT PHASE START DATE OCCURS ON OR AFTER THE LIFETIME INCOME DATE:

     - The first monthly Settlement Payment that we will pay you on the Benefit Phase Start Date will be equal to the Lifetime Income Amount minus total Gross Withdrawals taken during the current Contract Year (but in no event less than zero) plus the Lifetime Income Amount divided by twelve.

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     -    You will then receive recurring monthly Settlement Payments (beginning one month after the Benefit Phase Start Date) for the rest of the last surviving Covered Person's life equal to the Lifetime Income Amount divided by twelve. We will reduce the Guaranteed Withdrawal Balance by the amount of each monthly Settlement Payment we make to you. If the last surviving Covered Person dies and the Guaranteed Withdrawal Balance has not been reduced to zero, monthly Settlement Payments will continue to the Beneficiary until the Guaranteed Withdrawal Balance is reduced to zero. The last monthly Settlement Payment may be less than the Lifetime Income Amount divided by twelve.

          Under Qualified Contracts, we may make higher monthly Settlement Payments before the Guaranteed Withdrawal Balance is reduced to zero, if we determine that we must do so based on our calculations of your minimum required distribution. In this case, after the Guaranteed Withdrawal Balance is reduced to zero, we will make monthly Settlement Payments equal to the Lifetime Income Amount divided by twelve, provided that a Covered Person is still living at that time.

     - If you die, the Beneficiary may commute any remaining monthly Settlement Payments at an interest rate of 5%.

If there is one living Covered Person on the Benefit Phase Start Date and the Benefit Phase Start Date occurs on or after the Lifetime Income Date, the duration of monthly Settlement Payments on and after the Benefit Phase Start Date will be based on that Covered Person's life only, regardless of who is named as an Annuitant. If there are two living Covered Persons on the Benefit Phase Start Date and the Benefit Phase Start Date occurs on or after the Lifetime Income Date, the duration of monthly Settlement Payments on and after the Benefit Phase Start Date will be based on both Covered Person's lives, regardless of who is named as an Annuitant.

In the event of divorce, there are cases where we will terminate the GLWB Rider on the Valuation Date that we receive due proof of divorce or the Valuation Date that we receive due proof of death of the first Owner to die. In some cases, the Contract will not be eligible to enter the Benefit Phase after the date of divorce.

GLWB RIDER DEATH BENEFIT

GLWB RIDER DEATH BENEFIT BEFORE THE BENEFIT PHASE START DATE

If the GLWB Rider Death Benefit is payable in the situations outlined below, the GLWB Rider Death Benefit will be equal to the greater of (A) or (B), less any premium taxes, where:

     (A) = The Contract Value on the Valuation Date we receive due proof of death.

     (B) = The Guaranteed Withdrawal Balance on the Valuation Date we receive due proof of death.

We will calculate any GLWB Rider Death Benefit on the Valuation Date we receive due proof of death.

If an Owner's death occurs before the Benefit Phase Start Date and the Beneficiary elects to take the Contract death benefit as a lump sum under our current administrative procedures, the following will apply:

     - If the Covered Person is the deceased Owner and the Beneficiary is not the other Covered Person:

          1. We will pay the GLWB Rider Death Benefit instead of the standard death benefit or any optional death benefit you elected if the GLWB Rider Death Benefit is greater.

          2. We will terminate the GLWB Rider on the Valuation Date we receive due proof of death.

     - Otherwise, we will not pay the GWLB Rider Death Benefit and we will terminate the GLWB Rider on the Valuation Date we receive due proof of death.

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If an Owner's death occurs before the Benefit Phase Start Date and the
Beneficiary elects NOT to take the Contract death benefit as a lump sum, the following will apply:

IF:                              THEN:
--------------------------------------------------------------------------------
The Covered Person is the   -    We will pay the GLWB Rider Death Benefit
deceased Owner and the           instead of the standard death benefit or any
Beneficiary is not the           optional death benefit you elected if the GLWB
other Covered Person:            Rider Death Benefit is greater.

                            -    We will terminate the GLWB Rider on the
                                 Valuation Date we receive due proof of death.

A Covered Person is the     -    We will NOT apply the GLWB Rider Death Benefit.
deceased Owner, the
Beneficiary is the          -    We will NOT terminate the GLWB Rider - the
deceased Owner's                 Rider will continue unchanged.
surviving spouse (and the
other Covered Person),      -    If the Beneficiary (who is the surviving
and the Beneficiary              spouse) was not an Owner of the Contract, the
chooses to continue the          Beneficiary will become the new Owner and new
Contract:                        Annuitant. The new or surviving Owner may add
                                 or change any Beneficiary (spouse or
                                 non-spouse).

A Covered Person is the     -    We will NOT pay the GLWB Rider Death Benefit.
deceased Owner, the
Beneficiary is the          -    We will terminate the GLWB Rider on the
deceased Owner's                 Valuation Date we receive due proof of death.
surviving spouse (and the
other Covered Person),
and the Beneficiary
chooses NOT to continue
the Contract:

The Rider will continue unchanged and we will not pay the GLWB Rider Death Benefit upon the death of a Covered Person who is not an Owner. In this case, the surviving Owner may add or change any Beneficiary (spouse or non-spouse).

We will pay or apply any GLWB Rider Death Benefit due upon the death of an Owner before the Benefit Phase Start Date in the same manner that we pay or apply the Contract death benefit when an Owner's death occurs before the Annuity Date and, in all circumstances, in accordance with Sections 72(s) or 401(a)(9) of the Code, as applicable. Contract continuation will not satisfy required minimum distribution rules for Qualified Contracts other than IRAs.

GLWB RIDER DEATH BENEFIT ON OR AFTER THE BENEFIT PHASE START DATE

If the last surviving Covered Person dies on or after the Benefit Phase Start Date, we will continue to make the same recurring monthly Settlement Payments that were being made prior to the Covered Person's death to the Beneficiary until the Guaranteed Withdrawal Balance is reduced to zero. If the Benefit Phase Start Date occurs before the Lifetime Income Date, then the last monthly Settlement Payment may be less than the Guaranteed Withdrawal Amount divided by twelve. If the Benefit Phase Start Date occurs on or after the Lifetime Income Date, then the last monthly Settlement Payment may be less than the Lifetime Income Amount divided by twelve.

We will pay or apply any GLWB Rider Death Benefit due upon the death of an Owner on or after the Benefit Phase Start Date in the same manner that we pay or apply the Contract death benefit when an Owner's death occurs on or after the Annuity Date and, in all circumstances, in accordance with Sections 72(s) or 401(a)(9) of the Code, as applicable. In some cases, the amount of each monthly Settlement Payment we make to the Beneficiary may be greater than the minimum distribution that might otherwise be required.

In the event of divorce, there are cases where we will terminate the GLWB Rider on the Valuation Date that we receive due proof of divorce or the Valuation Date that we receive due proof of death of the first Owner to die. In some cases, the GLWB Rider Death Benefit will not be payable on the death of an Owner, as outlined above, after the date of divorce.

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ANNUITIZATION

On the Annuity Date, you must elect one of the following Options:

     Option 1:   Elect to surrender the Contract, and we will terminate the GLWB
                 Rider and pay you the Withdrawal Value;

     Option 2:   Elect to receive annuity payments under your Contract, and we will terminate the GLWB Rider and apply your Withdrawal Value as of the Annuity Date to an Annuity Option; OR

     Option 3:   If the Maximum Annuity Date has been reached, elect to apply your Withdrawal Value to the GLWB Rider annuitization option.
                 Under the GLWB Rider annuitization option, we will pay you monthly Settlement Payments equal to the Lifetime Income Amount divided by twelve for the rest of the last surviving Covered
                 Person's life, beginning on the Maximum Annuity Date. We will reduce the Guaranteed Withdrawal Balance by the amount of each monthly Settlement Payment we make to you. If the last surviving Covered Person dies and the Guaranteed Withdrawal
                 Balance has not been reduced to zero, monthly Settlement
                 Payments will continue to the Beneficiary until the Guaranteed
                 Withdrawal Balance is reduced to zero. The last monthly
                 Settlement Payment may be less than the Lifetime Income Amount divided by twelve.

                 Total monthly Settlement Payments received on and after the Maximum Annuity Date (by you or your Beneficiary) will not be less than the Guaranteed Withdrawal Balance on the Maximum Annuity Date, unless your Beneficiary chooses to commute any remaining monthly Settlement Payments on the death of the last surviving Covered Person.

                 You may receive as few as one monthly Settlement Payment if the Guaranteed Withdrawal Balance is equal to zero on the Maximum Annuity Date (or is reduced to zero after the first monthly Settlement Payment) and the last surviving Covered Person dies before the next monthly Settlement Payment.

                 Under Qualified Contracts, we may make higher monthly Settlement Payments before the Guaranteed Withdrawal Balance is reduced to zero, if we determine that we must do so based on our calculations of your minimum required distribution. In this case, after the Guaranteed Withdrawal Balance is reduced to zero, we will make monthly Settlement Payments equal to the Lifetime Income Amount divided by twelve, provided that a Covered Person is still living at that time.

                 If you die, the Beneficiary may commute any remaining monthly Settlement Payments at an interest rate of 5%.

You will only be eligible to elect Option 3 on the Maximum Annuity Date if:

     -    both Covered Persons live until the Maximum Annuity Date; or

     - a Covered Person who is not an Owner dies and the surviving Covered Person lives until the Maximum Annuity Date; or

     - the Contract is continued after the death of an Owner and the surviving Covered Person then lives until the Maximum Annuity Date.

If the Contract reaches the Maximum Annuity Date, and you elect Option 3 above, and there is one living Covered Person at that time, the duration of monthly Settlement Payments on and after the Maximum Annuity Date will be based on that Covered Person's life only, regardless of who is named as an Annuitant. If the Contract reaches the Maximum Annuity Date, and you elect Option 3 above, and there are two living Covered Persons at that time, the duration of monthly Settlement Payments on and after the Maximum Annuity Date will be based on both Covered Person's lives, regardless of who is named as an Annuitant.

We must receive written notification of your election of one of the above Options at least 15 days before the Annuity Date. If the Maximum Annuity Date has been reached and we have not received an election, you will be deemed to elect the Option (Option 2 or Option 3) that would result in the higher initial monthly payment on the Maximum Annuity Date. We will not deduct the GLWB Rider charge after the Annuity Date.

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LOANS

The Loan privilege described in the Contract is not available if you elect the GLWB Rider.

DIVORCE

In the event of divorce, the former spouses must provide due proof of divorce to us at our Service Center. We make a limited number of exceptions (identified below) with respect to changing an Owner and/or Beneficiary in connection with divorce. Both Covered Persons may lose GLWB Rider benefits in the event of divorce.

1. If the date of divorce occurs prior to the Benefit Phase Start Date and the Annuity Date:

     - If due proof of divorce indicates that one of the following changes is to be made to an Owner and/or Beneficiary (effective as of the date of divorce), we will permit the change and the GLWB Rider will continue:

          a. If the Contract has joint Owners, we will permit one of the Owners to be removed from the Contract.

          b. If the Contract has a sole Owner, we will permit the Owner to be removed from the Contract if the sole Beneficiary who is also a Covered Person becomes the sole Owner of the Contract.

          c. If the Contract has a sole Beneficiary who is a Covered Person, we will permit the sole Beneficiary to be removed from the Contract.

          d. If the Contract has a sole Owner, and the Owner is the only Covered Person, we will permit the Owner to change or add any Beneficiary (spouse or non-spouse).

               After the change or removal of an Owner and/or Beneficiary, the remaining Owner (who will be the only Covered Person) may change or add any Beneficiary (spouse or non-spouse). Any amounts withdrawn from the Contract in connection with or following the divorce will be treated as Non-Excess Withdrawals or Excess Withdrawals as the case may be, pursuant to the above "Taking Withdrawals" provisions.

               We will treat the removal of a Covered Person in the same manner as if Covered Person had been removed due to death.

     - If due proof of divorce indicates that there are to be no changes to an Owner and/or Beneficiary (effective as of the date of divorce):

          a. If the date of death of the first former spouse to die occurs prior to the Benefit Phase Start Date, then either:

               - The GLWB Rider will continue if the deceased former spouse was not an Owner of the Contract. No GLWB Rider Death Benefit will be payable in connection with this death. The surviving Owner may then change or add any Beneficiary (spouse or non-spouse).

                    OR:

               - We will terminate the GLWB Rider on the Valuation Date we receive due proof of death of the first former spouse to die, if the former spouse was an Owner of the Contract. If the first former spouse to die was the only Covered Person on the date of death, we will pay the GLWB Rider Death Benefit instead of the standard death benefit or any optional death benefit elected if the GLWB Rider Death Benefit is greater. Otherwise, no GLWB Rider Death Benefit will be payable in connection with this death.

          b. If both former spouses are still living on the Benefit Phase Start Date, we will split the monthly Settlement Payments according to the instructions we receive as part of the due proof of divorce. Prior to our receipt of due proof of divorce, we will make monthly Settlement Payments in the manner prescribed by the Owner pursuant to the terms of the Rider.

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          c.   If the Maximum Annuity Date has been reached, and both former spouses are still living on that date, and you elect the GLWB Rider annuitization option on that date, we will split the monthly Settlement Payments according to the instructions we receive as part of the due proof of divorce. Prior to our receipt of due proof of divorce, we will make monthly Settlement Payments in the manner prescribed by the Owner pursuant to the terms of the Rider.

     - If due proof of divorce indicates that an Owner and/or Annuitant and/or Beneficiary is to be changed, added, or removed (effective as of the date of divorce), and it is not specifically permitted above, the Rider will terminate on the earlier of the Valuation Date we receive due proof of divorce or the Valuation Date we receive due proof of death of the first Owner to die. The Contract will not be eligible to enter the Benefit Phase after the date of divorce and no GLWB Rider Death Benefit will be payable on the death of an Owner after the date of divorce. In this case, we will refund any GLWB Rider charges between the date of divorce and the date that the GLWB Rider is terminated.

2.   If the date of divorce occurs on or after the Benefit Phase Start Date:

     - We will split the monthly Settlement Payments according to the instructions we receive as part of the due proof of divorce. Prior to our receipt of due proof of divorce, we will make monthly Settlement Payments in the manner prescribed by the Owner pursuant to the terms of the Rider.

3. If the date of divorce occurs on or after the Maximum Annuity Date and you elected the GLWB Rider annuitization option on the Maximum Annuity Date:

     - We will split the monthly Settlement Payments according to the instructions we receive as part of the due proof of divorce. Prior to our receipt of due proof of divorce, we will make monthly Settlement Payments in the manner prescribed by the Owner pursuant to the terms of the Rider.

OTHER PROVISIONS

All other provisions of your Contract that do not conflict with the provisions of the GLWB Rider apply.

MISSTATEMENT OF AGE

If any Owner or Covered Person's age has been misstated, we will terminate the GLWB Rider if the Contract would not have been eligible to elect the GLWB Rider on the Date of Issue had the correct age been provided. We may also adjust the Lifetime Income Date, Guaranteed Withdrawal Balance, Guaranteed Withdrawal Amount, Lifetime Income Base, Lifetime Income Amount, Contract Value, the amount of previous charges for the GLWB Rider, GLWB Rider Death Benefits, and/or the amount of any Settlement Payments, as applicable, to the correct amount had the correct age been provided. If there is any underpayment of monthly Settlement Payments, we will pay the amount of the underpayment in one sum. We will deduct any overpayment of monthly Settlement Payments from the current or succeeding monthly Settlement Payment(s) due under the GLWB Rider. Interest not to exceed 3% compounded annually will be credited to any underpayment or charged to any overpayment of monthly Settlement Payments.

LIFE EXPECTANCY DISTRIBUTIONS

You may request us in writing, in a form acceptable to us, to pay you withdrawals that we determine to be part of a series of substantially equal periodic payments over the joint life expectancies of both Covered Persons. For purposes of the GLWB Rider, withdrawals under our Life Expectancy Distribution program are distributions within a calendar year that are intended to be paid to you as required or contemplated by Code Section 401(a)(9), Section 403(b)(10),
Section 408(b)(3), or Section 408A(c), as the case may be (we sometimes refer to these as "Required Minimum Distributions").

You may take any Required Minimum Distributions related to this Contract from this Contract or from any other Contract you may own. Under our Life Expectancy Distribution program, we do not consider withdrawals under other Contracts you may own when calculating "life expectancy" distributions. In some cases there may be other acceptable methods of calculating the required distribution amount. You must accept our calculation of the

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minimum distribution amount in order to participate in our Life Expectancy
Distribution program and to avoid potential Excess Withdrawal treatment. In some cases there may be other acceptable methods of calculating the required distribution amount.

We reserve the right to make any changes we deem necessary to comply with the Code and Treasury Regulations. We base our "life expectancy" calculations on our understanding and interpretation of the requirements under tax law applicable to required minimum distributions.

We will treat withdrawals under our Life Expectancy Distribution program as Non-Excess Withdrawals, if no other Gross Withdrawals are taken while the program is in effect. Any Gross Withdrawals that are taken that are not part of the program and any future Life Expectancy program withdrawals that are taken during that Contract Year may be considered Excess Withdrawals.

GUARANTEES

Guarantees are subject to our financial strength and claims paying ability.

TERMINATING THE GLWB RIDER

You may not terminate the GLWB Rider once it is in effect. However, we will terminate the GLWB Rider automatically upon the earliest of:

     - the Valuation Date that the Contract Value, the Guaranteed Withdrawal Balance, and the Lifetime Income Amount all equal zero (we will treat this as a surrender);

     -    the Annuity Date;

     -    the Benefit Phase Start Date;

     - the Valuation Date we receive due proof of an Owner's death, in certain circumstances;

     - the Valuation Date we receive due proof of divorce or the Valuation Date we receive due proof of the death of the first Owner to die after divorce, in certain circumstances; or

     -    termination or surrender of the Contract.

Once the GLWB Rider terminates, it cannot be reelected or reinstated. All charges for the GLWB Rider will cease upon termination.

Except as modified herein, all terms and conditions of the Contract remain unchanged.

IN WITNESS WHEREOF, Commonwealth Annuity and Life Insurance Company has caused this Rider to be signed by its President and Secretary.


            /s/ Illegible                           /s/ Illegible
-------------------------------------   ----------------------------------------
               President                         Corporate Secretary

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               GUARANTEED LIFETIME WITHDRAWAL BENEFIT (GLWB) RIDER

                                 RIDER SCHEDULE

GLWB Rider Selected                         GLWB Plus For Two

Covered Person (older)                      [John Doe]
Covered Person (younger)                    [Jane Doe]

Maximum GLWB Rider Purchase Payment Date:   [the older Covered Person's 76th
                                            birthday]

Maximum GLWB Rider Charge (as a percentage  [1.50% on an annual basis or
of the Lifetime Income Base):               1.50% / 12 per month]

Current GLWB Rider Charge (as a percentage  [0.75% on an annual basis or
of the Lifetime Income Base):               0.75% / 12 per month]

[Bonus Period

The Bonus Period begins on the first Contract Anniversary and ends on the earlier of:

-    the [10th] Contract Anniversary; or

- the Contract Anniversary immediately following the Contract Year in which the older original Covered Person reaches age [80]]

GLWB Rider Bonus Percentage:                [5.00%]

Maximum GLWB Rider Step-Up Age:             [80]

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                             RIDER TABLE OF CONTENTS

                                                                            PAGE

DEFINITIONS                                                                    1
COVERED PERSONS                                                                3
NAMING OF OWNERS, ANNUITANTS, AND BENEFICIARIES                                3
INVESTMENT OPTION RESTRICTIONS                                                 4
GLWB RIDER CHARGE                                                              4
PREMIUM TAXES                                                                  4
GUARANTEED AMOUNTS                                                             4
TAKING WITHDRAWALS                                                             5
MAKING ADDITIONAL PURCHASE PAYMENTS                                            6
BONUS                                                                          7
STEP-UP                                                                        8
BENEFIT PHASE                                                                  8
GLWB RIDER DEATH BENEFIT                                                      10
ANNUITIZATION                                                                 12
LOANS                                                                         13
DIVORCE                                                                       13
OTHER PROVISIONS                                                              14
RIDER SCHEDULE                                                                16

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